SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd.

Calhoun, Georgia 30701

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.000% Senior Notes due 2022	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following.   ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following.   ☐

Securities Act registration statement file number to which this form relates:

333-202351

Securities registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are €500,000,000 aggregate principal amount of 2.000% Senior Notes due 2022. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of the Notes” in the prospectus supplement, dated June 2, 2015, which was filed with the Securities and Exchange Commission (the “Commission”) on June 4, 2015 pursuant to Rule 424(b)(5) under the Securities Act of 1933, and under the heading “Description of Debt Securities,” in the prospectus dated February 27, 2015, contained in the registrant’s effective registration statement on Form S-3 (Registration No. 333-202351), which registration statement was filed with the Commission on February 27, 2015. Such descriptions are incorporated herein by reference and made part of this registration statement in their entirety.

Item 2.	Exhibits.

Exhibit 4.1	Indenture, dated as of January 31, 2013, by and between Mohawk Industries, Inc. and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on January 31, 2013).

Exhibit 4.2	Second Supplemental Indenture, dated as of June 9, 2015, by and among Mohawk Industries, Inc., U.S. Bank National Association, as trustee, Elavon Financial Services Limited, UK Branch, as initial Paying Agent and Elavon Financial Services Limited, as initial Registrar (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed on June 9, 2015).

Exhibit 4.3	Form of Note for 2.000% Senior Notes due 2022 (incorporated herein by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on June 9, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 17, 2015	Mohawk Industries, Inc.

	By:	/s/ Shailesh Bettadapur
	Name:	Shailesh Bettadapur
	Title:	Vice President and Treasurer